SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 15, 2014

 MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2014, Macquarie Infrastructure Company LLC (the “Company”) issued $350,000,000 aggregate principal amount of 2.875% Convertible Senior Notes due 2019 (the “Convertible Notes”) in an underwritten public offering (the “Convertible Notes Offering”). The Convertible Notes were issued pursuant to a first supplemental indenture (the “Supplemental Indenture”), dated July 15, 2014, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the indenture, dated as of July 15, 2014 (the ‘‘Base Indenture’’ and together with the Supplemental Indenture, the ‘‘Indenture’’), between the Company and the Trustee. The Company will pay interest on the Notes at a rate of 2.875% per annum, payable semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 2015.

The Convertible Notes are convertible at any time into shares of the Company’s limited liability company interests. The initial conversion rate is 11.7942 shares per $1,000 principal amount of Convertible Notes (equal to an initial conversion price of approximately $84.79 per share, subject to adjustment upon the occurrence of certain events as provided in the Indenture). In addition, upon a conversion in connection with the occurrence of certain events that constitute a “make-whole fundamental change,” the conversion rate will be increased pursuant to the Indenture by a specified amount with respect to Convertible Notes tendered for conversion during a specified period after the effective date of the transaction. In addition, holders may require the Company to repurchase all or a portion of their Convertible Notes upon a fundamental change (as defined in the Indenture) at a cash repurchase price equal to 100% plus accrued and unpaid interest. The Convertible Notes are not redeemable prior to maturity on July 15, 2019.

The foregoing description of the Indenture does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

Concurrently with the closing of the Convertible Notes Offering, the Company issued 11,500,000 shares of limited liability company interests (the “Shares”) in an underwritten public offering (the “Equity Offering”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Company’s Current Report on Form 8-K dated July 7, 2014, on that date the Company entered into a stock purchase agreement (the “IMTT Stock Purchase Agreement”) among Macquarie Terminal Holdings LLC, MCT Holdings LLC, the Company, IMTT Holdings Inc. (“IMTT Holdings”) and The Voting Trust of IMTT Holdings Inc. (the “Coleman Trust”) to acquire the remaining equity interest in IMTT Holdings not owned by the Company for an aggregate purchase price of $1.025 billion, consisting of $910.0 million in cash and $115.0 million in the Company’s limited liability company interests (the “IMTT Acquisition”). The cash consideration for the IMTT Acquisition was financed with the proceeds of the Convertible Notes Offering and the Equity Offering. In addition, the Company issued 1,729,323 shares of limited liability company interests (the “Restricted Shares”) to the Coleman Trust pursuant to the IMTT Stock Purchase Agreement in satisfaction of the equity consideration of the IMTT Acquisition of $115.0 million, calculated at a price of $66.50 per Restricted Share, the per share price to the public in the Equity Offering. As previously disclosed, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Coleman Trust pursuant to which the Company has agreed, upon request from the Coleman Trust, after 60 days following the date of the final prospectus supplements relating to the Convertible Notes Offering and the Equity Offering, to use reasonable commercial efforts to register the Restricted Shares for resale with the Securities and Exchange Commission. The Company completed the transactions contemplated by the IMTT Stock Purchase Agreement on July 16, 2014.

The IMTT Stock Purchase Agreement and the Registration Rights Agreement are described in, and filed as Exhibits 2.1 and 10.1, respectively, to, the Company’s Current Report on Form 8-K, dated July 7, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

As previously disclosed, on July 7, 2014, the Company entered into a new senior secured revolving credit facility (the “Credit Agreement”) among the Company, as borrower, Macquarie Infrastructure Company Inc., as guarantor, J.P. Morgan Chase Bank, N.A., as administrative agent and the lenders party thereto. The senior secured revolving credit facility provides borrowings of up to $250.0 million, subject to availability. Upon the closing of the IMTT Acquisition, the senior secured revolving credit facility became effective and will mature five years after the closing date.

The Credit Agreement is described in, and filed as Exhibit 10.2 to, the Company’s Current Report on Form 8-K, dated July 7, 2014.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by Item 3.02 with respect to the Restricted Shares is contained in Item 1.01 above and is hereby incorporated by reference herein. The Restricted Shares were issued in reliance upon an exemption from registration under the federal securities laws provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Senior Debt Securities Indenture, dated as of July 15, 2014, by and among Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as Trustee.
4.2	First Supplemental Indenture, dated as of July 15, 2014, by and among Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as Trustee (including the form of 2.875% Convertible Senior Note due 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  July 17, 2014

EXHIBIT INDEX

Exhibit Number	Description
4.1	Senior Debt Securities Indenture, dated as of July 15, 2014, by and among Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as Trustee.
4.2	First Supplemental Indenture, dated as of July 15, 2014, by and among Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as Trustee (including the form of 2.875% Convertible Senior Note due 2019).